Exhibit 99(c)(9)

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Project Oak Tree

Potential Buyers Contact Summary

[LOGO]

Champions of Growth

December 1, 2005

Potential Buyers Contact Summary

Strategic Buyers Contact Summary – Tier I

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

ACCESS	x	Will hear back later this month.
Alcatel	x	x	Sent Teaser.
F5 Networks	x	Sent e-mail; waiting to hear back.
LogicaCMG	x	Initiated contact.
Nortel	x	x	Sent Teaser; left follow-up voicemail.
Openwave	TWP meeting on 12/2/05.
Siemens	Hold off for now.
Telcordia Technologies	Oak Tree to contact.

Total	8	5	2	0	0	0

Declined

		Made	Sent		NDA	Mgmt.
Names to Contact		Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Comverse		x	x	x			Familiar with Oak Tree; focused on integrating Kenan acquisition; “Not the right time”.
Intellisync		x	x	x			Getting acquired by Nokia.
Motorola		x	x	x			Not interested; sector is of interest but “not the right time”.
Lucent		x	x	x			Sector is generally of interest but prefer organic and other “viable” opportunities.

Total	4	4	4	4	0	0

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Potential Buyers Contact Summary

Financial Buyers Contact Summary – Tier I

Made	Sent	NDA	Mgmt.
Names to Contact	Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Battery Ventures	x	x	Sent Teaser and NDA.
Golden Gate Capital	x	x	Sent Teaser; left follow-up voicemail.
Vector Capital	Hold off for now.
Garnett & Helfrich Capital	x	x	Sent Teaser.
The Gores Group	x	x	Negotiating NDA.
Austin Ventures	x	x	x	x	Interested but expressed concern around valuation.

Total	6	5	5	0	1	1

Declined

		Made	Sent		NDA	Mgmt.
Names to Contact		Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

Accel/KKR		x	x	x			Lack of scale; negative cash flow; might need additional
investment.
Francisco Partners		x		x			Declined; lack of scale.
Shah Capital		x	x	x			Subscale / negative cash flows / uncomfortable with using Oak Tree as a platform, given assumption that they’d likely need to complement with additional acquisitions.

Total	3	3	2	3	0	0

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Potential Tier II Partners

Strategic Buyers

		Made	Sent		NDA	Mgmt.
Names to Contact		Contact	Teaser / NDA	Decline	Executed	Presentation	Comments

VeriSign
Sybase
Intrado
Glenayre
Syniverse
Cisco
Huawei / ZTE
BridgePort Networks
Kineto Wireless
NewStep

Total	10	0	0	0	0	0

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